UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2012

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS    77002

(Address of Principal Executive Offices)    (Zip Code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Enbridge Energy Partners, L.P., referred to herein as “we” or “our,” issued a press release on July 31, 2012 announcing its financial results for the quarter ended June 30, 2012, which is attached hereto as Exhibit 99.1. As noted in the press release, a copy of our unaudited consolidated financial statements for the three and six month periods ended June 30, 2012 is available on our website at www.enbridgepartners.com and is attached hereto as Exhibit 99.2. This information is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 30, 2012, Martha O. Hesse retired as chairman and will retire as a director effective August 14, 2012 from her positions on the board of directors of Enbridge Energy Company, Inc. (“EECI”), the general partner of Enbridge Energy Partners, L.P., and its management company, Enbridge Energy Management, L.L.C. (“EEM”). Jeffrey A. Connelly, an independent director, was elected as chairman of the boards and resigned his position as chairman of the Audit, Finance and Risk Committees of both boards. J. Herb England was elected his successor as chairman of the Audit, Finance and Risk Committees.

Effective July 30, Rebecca B. Roberts was elected to the boards of directors of EECI and EEM., and will serve on the Audit, Finance and Risk Committees of each. These elections increase the number of members of the board of directors to ten until August 14, 2012, when the number will revert back to nine.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Reference is made to the “Index of Exhibits” following the signature page, which is hereby incorporated into this Item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P. (Registrant)

By:	Enbridge Energy Management, L.L.C.
as delegate of Enbridge Energy Company, Inc. as General Partner

Date: July 31, 2012	By:	/s/ William M. Ramos
William M. Ramos Controller (Duly Authorized Officer)

Index of Exhibits

Exhibit Number	Description
99.1	Press release of Enbridge Energy Partners, L.P., dated July 31, 2012 reporting financial results for the quarter ended June 30, 2012.
99.2	Unaudited consolidated financial statements of Enbridge Energy Partners, L.P. for the three and six month periods ended June 30, 2012.